UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2008
WYNDSTORM CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	0-19705	13-3469932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2236 Cathedral Avenue, Washington, D.C.		20008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(202) 491 4550

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

Wyndstorm Corporation, a Nevada corporation formerly known as Packetport.com, Inc. (“Wyndstorm”) wishes to disclose that discussions with Presentation Concepts Corporation, a New York corporation, regarding a possible merger have come to an end due to current financing market conditions. Both parties are on good terms and Wyndstorm could revisit the matter when conditions improve.

The information contained herein contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Wyndstorm’s future performance, statements of Wyndstorm’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Wyndstorm believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. Investors should not place undue reliance on the forward-looking statements contained in this Form 8-K, as they speak only as of the date hereof, and Wyndstorm expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDSTORM CORPORATION
(Registrant)

Date	May 19, 2008	/s/ Thomas Kerns McKnight
(Signature)
Thomas Kerns McKnight
Secretary, Treasurer and General Counsel